EXHIBIT 4(a)

                       The Commonwealth of Massachusetts

                                Number   Shares
                                 -0-      -0-

                   THE ALGER VARIABLE INSURANCE PRODUCTS FUND

                           per value $.001 per share

This Certifies that Specimen of ------- is the owner of -0- Shares in the Portfolio of The Alger Variable Insurance Products Fund created by a Declaration of Trust dated April 6, 1988 and recorded with the Secretary of State of the Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trust hereunto set their hands and have caused their seal to be affixed hereto this ______ day of _______ A.D. 19__.




--------------------                      ------------------------
President                                       Treasurer



TRUST CERTIFICATE

No. -0-

For -0- Shares

Issued to

Specimen
----------------------

----------------------

----------------------


Dated __________, 19__


From whom Transferred

----------------------

Dated __________, 19__




No. Original Certificate      No. Original Shares     No. of Shares Transferred


Received Certificate No.__________________

For ________________________ Shares

This __________ day of ______________, 19__

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FORM 368-259 HOBBS & WARREN, INC.
Boston Mass 02101

                               THE ALGER VARIABLE
                            INSURANCE PRODUCTS FUND

                                  Certificate
                                      FOR


                                   ISSUED TO

                                    Specimen

                                     DATED

For Value Received, _____________ hereby sell, assign and transfer unto ________________________ Shares of the Capital represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

Dated ___________, 19__

In presence of

--------------------------             -------------------------


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.